As filed with the Securities and Exchange Commission on October 29, 2001.



                                                              File No. 333-79669


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                                NetObjects, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                    94-3233791
   (State or Other Jurisdiction             (I.R.S. Employee Identification No.)
 of Incorporation or Organization)

               301 Galveston Drive, Redwood City, California 94063
                                 (650) 482-3200
              (Address, including ZIP Code and Telephone Number, of
                          Principal Executive Offices)



                   AMENDED AND RESTATED 1997 STOCK OPTION PLAN
                         1997 SPECIAL STOCK OPTION PLAN
                    AMENDED 1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)


                                 Mr. Samir Arora
                               301 Galveston Drive
                         Redwood City, California 94063
                     (Name and Address of Agent For Service)
                                 (650) 482-3200
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies To:

                               Alan B. Kalin, Esq.
                     McCutchen, Doyle, Brown & Enersen, LLP
                                3150 Porter Drive
                        Palo Alto, California 94304-1212
                                 (650) 849-4400

                          DEREGISTRATION OF SECURITIES


         This Post-Effective Amendment No. 1 to Form S-8 Registration Statement (this "Post-Effective Amendment") is being filed to deregister the remaining unsold shares of common stock of the total 5,162,100 shares of common stock of NetObjects, Inc. (the "Registrant") covered by the Form S-8 Registration Statement (File No. 333-79669) originally filed on May 28, 1999 (the "Registration Statement") with the Securities and Exchange Commission. The Registrant hereby incorporates by reference the contents of the Registration Statement into this Post-Effective Amendment.

         In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering and in connection with the Registrant's termination of registration under Section 12(g) of the Securities Exchange Act of 1934, as amended, the Registrant hereby files this Post-Effective Amendment to deregister all unsold securities of the Registrant originally registered by the
Registration Statement. Approximately 4,077,955 shares of the Registrant's common stock remained unsold as of October 23, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 29th day of October, 2001.


                                 NETOBJECTS, INC.


                                 By:               /s/ Samir Arora
                                     ----------------------------------------
                                     Samir Arora
                                     Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature                           Title                                      Date
---------                           -----                                      ----


     /s/ Samir Arora                Chairman of the Board, Chief Executive     October 29, 2001
-------------------------------     Officer and President
Samir Arora


     /s/ Ernest Cicogna             Senior Vice President, Finance and         October 29, 2001
-------------------------------     Operations and Chief Financial Officer
Ernest Cicogna


     /s/ Robert G. Anderegg*                                                   October 29, 2001
-------------------------------
Robert G. Anderegg                  Director


     /s/ Lee A. Dayton*                                                        October 29, 2001
-------------------------------
Lee A. Dayton                       Director


-------------------------------
Blake Modersitzki                   Director


-------------------------------
Godfrey Sullivan                    Director


     /s/ Michael D. Zisman*
-------------------------------
Michael D. Zisman                   Director                                   October 29, 2001


         * By Samir Arora, as attorney-in-fact pursuant to the Power of Attorney filed with the Registration Statement.


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